Exhibit 99.1

USA Technologies Announces Third Quarter Fiscal 2015 Results

MALVERN, Pa. – May 11, 2015 – USA Technologies, Inc. (NASDAQ:USAT) ("USAT"), a leader of wireless, cashless payment and M2M/IoT solutions for small-ticket, self-serve retailing industries, today reported results for the third quarter of fiscal 2015 ended March 31, 2015.

Third Quarter Financial Highlights:

•	Total revenue of $15.4 million, a year-over-year increase of 47%

•	License and transaction fee revenue of $11.1 million, a year-over-year increase of 23%

•	Adjusted EBITDA of $2.4 million

•	GAAP net loss of $0.6 million, including the impact of $1.1 million non-cash expense for the fair value warrant liability adjustment

•	Non-GAAP net income of $0.5 million, or $0.01 per share

Total revenue for the third quarter of fiscal 2015 was $15.4 million, a 47% increase from $10.4 million in the third quarter of fiscal 2014.  License and transaction fees were $11.1 million compared with $9.0 million in the year ago quarter, a 23% increase. These fees, which are comprised of recurring monthly service fees as well as transaction processing fees, accounted for approximately 72% of total revenue. Equipment sales were $4.3 million compared to $1.4 million in last year's third quarter, a 200% increase.

“USA Technologies is in a position to take advantage of the cashless momentum in the self-service market, and the excitement surrounding mobile payments," said Stephen P. Herbert, USA Technologies’ chairman and chief executive officer.  “We are accelerating revenue growth and improving our cash flow, while simultaneously forming strategic relationships with companies such as Chase and MasterCard.  Our QuickStart program drove the dramatic increase in equipment revenue, and helped bolster our cash position. We believe that the results for the quarter are a validation of the broad opportunity in self-service market and that we are poised for growth as we continue to capitalize through partnerships and drive customer connections.”

GAAP operating income for the third quarter of fiscal 2015 was approximately $0.7 million compared with GAAP operating income of $0.4 million in the prior corresponding quarter. For the third quarter of fiscal 2015, adjusted EBITDA was $2.4 million compared with $1.8 million for the third quarter of fiscal 2014.

GAAP net loss for the third quarter of fiscal 2015 was approximately $0.6 million, compared with GAAP net income of $26.9 million, or $0.75 per share, for the third quarter of fiscal 2014.  After Preferred dividends, GAAP net loss per common share was $(0.03).

On a non-GAAP basis, net income was $0.5 million, or $0.01 per share, for the third quarter of fiscal 2015, compared to net income of $0.3 million, or $0.0 per share, for the third quarter of fiscal 2014.

Cash was $8.5 million as of March 31, 2015, and increase of $1.8 million from December 31, 2014.

	Three Months Ended March 31
	2015	2014	%Change
Gross New Connections ('000s)	24	22	9.1%
% from Existing Customer Base	82%	90%	-8.9%
Net New Connections ('000s)	14	20	-30.0%
Total Connections ('000s)	302	244	23.8%

New Customers Added	475	575	-17.4%
Total Customers	8,925	6,650	34.2%

Total Number of Transactions (millions)	54.8	42.8	28.0%
Transaction Volume ($millions)	$97.7	$73.9	32.2%

Fiscal 2015 Outlook

For full year fiscal 2015, management expects total revenue to be above $53.0 million, due to the positive impact of QuickStart on equipment revenue. License and transaction fee revenue is expected to be in the lower end of the range of $44.0 million to $47.0 million, for a growth rate of 24% to 31%. Net new connections are expected to be in the range of 66,000 to 76,000, for a growth rate of 27% to 46%.

Webcast and Conference Call

Management will host a conference call today, May 11, 2015 at 5:00 pm EST.  To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 38648483.

A live webcast of the conference call will be available at http://investor.usatech.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 10:00 p.m. Eastern Time on May 11, 2015 until 11:59 p.m. Eastern Time on May 14, 2015 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 38648483.  An archived replay of the conference call will also be available in the investor relations section of the company's website.

ABOUT USA Technologies

USA Technologies is a leader of wireless, cashless payment and M2M/IoT telemetry solutions for small-ticket, self-serve retailing industries. ePort Connect® is the company's flagship service platform, a PCI-compliant, end-to-end suite of cashless payment and telemetry services specially tailored to fit the needs of small ticket, self-service retailing industries. USA Technologies also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, and QuickConnect, an API Web service for developers. USA Technologies has been granted 87 patents; and has agreements with Verizon, Chase, Visa, MasterCard, and customers such as Compass and others. Visit the website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future earnings or taxable income of USAT; the incurrence by us of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to obtain widespread commercial acceptance of it products; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability of USAT to use available data to predict future market conditions, consumer behavior and any level of cashless usage; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; the ability of USAT to efficiently and securely integrate cashless payment with new machine technologies; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing the proprietary rights of others; whether USAT would be able to sell sufficient ePort hardware to third party leasing companies as part of the QuickStart program in order to significantly reduce cash flows from operations; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USA Technologies, Inc.
Consolidated Statement of Operations

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014

Revenues:
License and transaction fees	$11,059,846	$8,999,689	$31,695,564	$26,177,818
Equipment sales	4,297,894	1,444,243	8,735,715	4,959,686
Total revenues	15,357,740	10,443,932	40,431,279	31,137,504

Cost of services	7,157,333	5,785,721	21,566,280	16,690,569
Cost of equipment	3,054,268	660,423	6,850,366	3,036,243
Gross profit	5,146,139	3,997,788	12,014,633	11,410,692

Operating expenses:
Selling, general and administrative	4,279,888	3,479,300	11,442,439	9,968,212
Depreciation and amortization	134,845	152,953	455,985	438,337
Total operating expenses	4,414,733	3,632,253	11,898,424	10,406,549
Operating income	731,406	365,535	116,209	1,004,143

Other income (expense):
Interest income	26,394	3,102	40,491	21,342
Interest expense	(85,349)	(60,934)	(209,689)	(182,315)
Change in fair value of warrant liabilities	(1,101,241)	(168,897)	(655,787)	12,304
Total other income (expense), net	(1,160,196)	(226,729)	(824,985)	(148,669)

Income (loss) before provision for income taxes	(428,790)	138,806	(708,776)	855,474
Benefit (provision) for income taxes	(137,820)	26,727,720	(179,705)	26,713,897

Net income (loss)	(566,610)	26,866,526	(888,481)	27,569,371
Cumulative preferred dividends	(332,226)	(332,226)	(664,452)	(664,452)
Net income (loss) applicable to common shares	$(898,836)	$26,534,300	$(1,552,933)	$26,904,919
Net earnings (loss) per common share (basic and diluted)	$(0.03)	$0.75	$(0.04)	$0.78

Weighted average number of common shares outstanding (basic and diluted)	35,687,650	35,504,911	35,645,712	34,313,396

USA Technologies, Inc.
Consolidated Balance Sheets

	March 31, 2015	June 30, 2014
	(unaudited)

Assets
Current assets:
Cash	$8,474,706	$9,072,320
Accounts receivable, less allowance for uncollectible accounts of $493,000 and $63,000, respectively	3,403,489	2,683,579
Finance receivables	749,631	119,793
Inventory	4,241,057	1,486,777
Prepaid expenses and other current assets	414,046	363,367
Deferred income taxes	907,691	907,691
Total current assets	18,190,620	14,633,527

Finance receivables, less current portion	3,505,248	352,794
Prepaid expenses and other assets	423,255	190,703
Property and equipment, net	13,574,402	21,138,580
Deferred income taxes	26,169,378	26,353,330
Intangibles, net	432,100	432,100
Goodwill	7,663,208	7,663,208

Total assets	$69,958,211	$70,764,242

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$5,208,646	$7,753,911
Accrued expenses	1,994,746	1,915,799
Line of credit	4,000,000	5,000,000
Current obligations under long-term debt	416,695	172,911
Income taxes payable	16,774	21,021
Deferred gain from sale-leaseback transactions	860,390	380,895
Total current liabilities	12,497,251	15,244,537

Long-term liabilities:
Long-term debt, less current portion	1,708,484	249,865
Accrued expenses, less current portion	68,671	186,174
Warrant liabilities	1,240,996	585,209
Deferred gain from sale-leaseback transactions, less current portion	1,115,446	761,790
Total long-term liabilities	4,133,597	1,783,038
Total liabilities	16,630,848	17,027,575

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value:
Authorized shares- 1,800,000 Series A convertible preferred- Authorized shares- 900,000Issued and outstanding shares- 442,968 (liquidation preference of $17,022,682 and $16,690,456, respectively)	3,138,056	3,138,056
Common stock, no par value: Authorized shares- 640,000,000 Issued and outstanding shares- 35,691,572 and 35,514,685, respectively	224,689,374	224,210,197
Accumulated deficit	(174,500,067)	(173,611,586)
Total shareholders' equity	53,327,363	53,736,667

Total liabilities and shareholders' equity	$69,958,211	$70,764,242

USA Technologies, Inc.
Consolidated Statements of Cash Flows

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES:
Net income (loss)	$(566,610)	$26,866,526	$(888,481)	$27,569,371
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	216,469	60,024	541,164	248,880
(Gain) loss on disposal of property and equipment	(6,353)	(2,431)	(13,431)	7,053
Non-cash interest and amortization of debt discount	-	-	-	2,095
Bad debt expense, net	302,632	(11,277)	602,344	66,773
Depreciation	1,433,251	1,413,521	4,350,373	3,910,110
Amortization	-	-	-	21,953
Change in fair value of warrant liabilities	1,101,241	168,897	655,787	(12,304)
Deferred income taxes, net	121,046	(26,727,720)	183,952	(26,713,897)
Recognition of deferred gain from sale leaseback transactions	(215,098)	-	(618,522)	-
Changes in operating assets and liabilities:
Accounts receivable	(974,176)	(470,164)	(1,257,429)	579,562
Finance receivables	(2,248,618)	27,064	(3,782,292)	92,469
Inventory	650,784	214,495	(1,292,164)	338,415
Prepaid expenses and other current assets	150,159	52,483	(207,305)	(62,503)
Accounts payable	(150,646)	386,832	(2,610,090)	(929,035)
Accrued expenses	234,465	184,532	(38,556)	(300,984)
Income taxes payable	16,774	-	(4,247)	-

Net cash provided by (used in) operating activities	65,320	2,162,782	(4,378,897)	4,817,958

INVESTING ACTIVITIES:
Purchase of property and equipment	(3,860)	(35,134)	(54,229)	(60,361)
Purchase of property for rental program	-	(2,643,439)	(1,641,993)	(7,211,661)
Proceeds from sale of rental equipment under sale leaseback transactions	-	-	4,993,879	-
Proceeds from the sale of property and equipment	19,327	5,513	54,238	30,375

Net cash provided by (used in) investing activities	15,467	(2,673,060)	3,351,895	(7,241,647)

FINANCING ACTIVITIES:
Net proceeds from the exercise of common stock warrants and the retirement of common stock	-	521,762	(61,987)	2,286,849
Proceeds (repayment) from line of credit, net	-	-	(1,000,000)	1,000,000
Proceeds from long-term debt	1,752,717	-	1,752,717	-
Repayment of long-term debt	(92,875)	(89,366)	(261,342)	(267,043)

Net cash provided by financing activities	1,659,842	432,396	429,388	3,019,806

Net increase (decrease) in cash and cash equivalents	1,740,629	(77,882)	(597,614)	596,117
Cash and cash equivalents at beginning of period	6,734,077	6,654,999	9,072,320	5,981,000
Cash and cash equivalents at end of period	$8,474,706	$6,577,117	$8,474,706	$6,577,117

Supplemental disclosures of cash flow information:
Cash paid for interest	$67,102	$59,399	$202,293	$189,203
Depreciation expense allocated to cost of sales	$1,271,207	$1,260,568	$3,867,189	$3,493,726
Reclass of rental program property to inventory, net	$1,374,447	$13,686	$1,393,096	$26,803
Prepaid items financed with debt	$-	$144,312	$103,125	$246,162
Equipment and software acquired under capital lease	$-	$195,725	$107,903	$217,761
Disposal of property and equipment	$342,963	$15,141	$394,866	$233,857
Disposal of property and equipment under sale leaseback transactions	$-	$-	$3,873,275	$-

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP and GAAP measures are set forth below.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share – basic and diluted. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities and changes in the Company’s valuation allowances for taxes.

Non-GAAP net earnings (loss) per common share - diluted is calculated by dividing non-GAAP net income (loss) applicable to common shares by the number of diluted weighted average shares outstanding.

Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense.  We have excluded the non-operating items, benefit from reduction of the deferred tax asset valuation allowances and change in fair value of warrant liabilities, because they represent a non-cash charge that is not related to USAT's operations. We have excluded the non-cash expense stock-based compensation as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Management believes that non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share - diluted are important measures of USAT's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current and future financial performance.

Non GAAP Reconciliation
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (loss) and Earnings (loss) Per Common Share to Non-GAAP Earnings (loss) Per Common Share

	Three months ended March 31,
	2015	2014
Net income (loss)	$(566,610)	$26,866,526
Non-GAAP adjustments:
Fair value of warrant adjustment	1,101,241	168,897
Benefit from reduction of valuation allowances	-	(26,713,897)
Non-GAAP net income	$534,631	$321,526

Net income (loss)	$(566,610)	$26,866,526
Non-GAAP net income	$534,631	$321,526

Cumulative preferred dividends	(332,226)	(332,226)
Net income (loss) applicable to common shares	$(898,836)	$26,534,300
Non-GAAP net income (loss) applicable to common shares	$202,405	$(10,700)

Net earnings (loss) per common share - basic and diluted	$(0.03)	$0.75
Non-GAAP net earnings (loss) per common share - basic and diluted	$0.01	$-

Weighted average number of common shares outstanding - basic	35,687,650	35,504,911

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (Adjusted EBITDA)

	Three months ended March 31,
	2015	2014
Net income (loss)	$(566,610)	$26,866,526

Less interest income	(26,394)	(3,102)

Plus interest expense	85,349	60,934

Plus income tax expense	137,820	(26,727,720)

Plus depreciation expense	1,433,251	1,413,521

Plus change in fair value of warrant liabilities	1,101,241	168,897

Plus stock-based compensation	216,469	60,024

Adjusted EBITDA	$2,381,126	$1,839,080

Investor Contact:
Mike Bishop
The Blueshirt Group
Tel: +1 415-217-4968
mike@blueshirtgroup.com

Source: USA Technologies, Inc.

F-USAT